Exhibit 99.15

           (Text of graph posted to Ashland Inc.'s website concerning
                      U.S. Gulf Coast Asphalt Barge Prices)

 ARGUS ASPHALT REPORT ((C), 2004 ARGUS MEDIA) U.S. GULF COAST ASPHALT BARGE PRICES*

SOURCE: Argus Media
Information concerning Argus may be accessed at www.argusonline.com. Ashland makes no warranties or representations concerning any information posted or distributed by Argus, including without limitation information contained on its website.

                                                                                                             1999-2003
                      1999          2000         2001         2002         2003           2004                 Average
                                                                                                              by Month
                     -----        ------       ------       ------       ------         ------                --------
      Jan            42.06        102.06        71.69        73.31       144.31         113.69                  86.69
      Feb            46.63        116.56        64.25        91.69       167.00         111.65                  97.23
     March           53.50        130.60        68.50       102.50       156.25         116.06                 102.27
     April           63.94        135.13        72.13       120.75       138.75         125.69                 106.14
      May            68.20        132.19        78.88       139.75       120.20         142.35                 107.84
      June           72.55        128.95        87.44       145.75       121.38         155.25                 111.21
      July           83.05        126.19        94.75       131.63       121.50         156.88                 111.42
     August          88.06        119.65       102.35       122.56       126.75         154.40                 111.87
      Sept           90.85        115.88       106.42       117.63       128.81         153.50                 111.92
      Oct            91.81        102.17       100.44       114.44       127.19         145.44                 113.58
      Nov            91.50         91.00        86.25        98.75       118.50         126.60                 102.10
      Dec            92.92         84.83        69.00        94.58       115.00                                 91.27
----------------------------------------------------------------------------------------------------------------------
   ANNUAL AVG.       73.76        115.43        83.51       112.78       132.14         136.50